Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Key Employee Share Incentive Plan (1996) of RadView Software Ltd. (“RadView”), of our report dated June 30, 2010, with respect to the consolidated financial statements of RadView included in its Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

August 9, 2010
Tel-Aviv, Israel

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global